UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018 (November 15, 2018)
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(980) 365-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On November 15, 2018, the Board of Directors (the “Board”) of Brighthouse Financial, Inc. (the “Company”) appointed Eileen Mallesch and Margaret McCarthy (each, a “New Director”) as members of the Board. Ms. McCarthy was appointed to fill the Board vacancy created by John McCallion’s previously announced resignation from the Board on September 20, 2018, and was accordingly designated as a Class III Director with a term of office expiring at the Company’s 2020 annual meeting of stockholders. She was also appointed to serve on the Audit and the Finance and Risk Committees of the Board.

Ms. Mallesch was appointed following the Board’s action on November 15, 2018 to increase the number of directors serving on the Board from eight to nine. Ms. Mallesch was designated as a Class II Director with a term of office expiring at the Company’s 2019 annual meeting of stockholders and was also appointed to serve on the Compensation, the Nominating and Corporate Governance, and the Investment Committees of the Board.

After considering all the relevant facts and circumstances, the Board determined that each of Ms. Mallesch and Ms. McCarthy qualifies as an independent director under applicable listing standards of The Nasdaq Stock Market LLC. There are no arrangements or understandings between any New Director and any other persons pursuant to which such New Director was selected as a director. There are no transactions in which any New Director has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.
Each New Director will be compensated for her service as a Director in accordance with the Company’s compensation program for independent members of the Board. Such compensation program is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 10, 2018 under “Board and Corporate Governance Practices — Director Compensation.” Each New Director will receive a prorated portion of the annual compensation she is entitled to in 2018.

A copy of the news release issued by the Company on November 16, 2018 announcing the appointment of the New Directors is attached hereto as Exhibit 99.1.

Adoption of Severance Plans

Executive Severance Pay Plan for Senior Management

On November 15, 2018, the Compensation Committee (the “Committee”) of the Board approved the adoption of the Brighthouse Services, LLC Executive Severance Pay Plan (the “Executive Severance Plan”), effective as of November 19, 2018, to provide severance benefits to certain Participants whose employment is involuntarily terminated, not for cause, in a Qualified Termination. Capitalized terms used but not defined in this “Executive Severance Pay Plan for Senior Management” section are defined in the Executive Severance Plan, which is filed as Exhibit 10.1 hereto. “Participants” are employees of Brighthouse Services, LLC or its designated affiliates as of the termination date who are the Company’s Chief Executive Officer, Executive Vice Presidents, officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other employee designated by the Plan Administrator. Severance benefits include (i) a lump sum cash payment equal to one times the Participant’s Annual Compensation, (ii) a prorated target annual cash bonus for the year of termination, (iii) any unpaid annual bonus for the year preceding the termination, (iv) a lump sum cash payment equal to the amount of COBRA continuation premiums for 12 months after the termination date, and (v) outplacement benefits.

The Participant’s eligibility for severance benefits under the Executive Severance Plan is conditioned upon the Participant’s timely execution of a separation agreement, waiver and general release of all claims against the Company, its subsidiaries, and its affiliated entities and persons. In consideration of the severance benefits, the Participant must also abide by certain covenants with respect to the Company, Brighthouse Services, LLC and their affiliates set forth in an Agreement to Protect Corporate Property and the Executive Severance Plan, including restrictions on the disclosure of confidential information, disparagement, interference or competition, solicitation or hiring of Brighthouse Services, LLC’s or its affiliates’ employees, and solicitation of customers. If a Participant violates a restrictive covenant, the Participant will not be entitled to any further payments or benefits and must repay the value of any severance benefits received under the Executive Severance Plan.

The foregoing description is a summary of the Executive Severance Plan and is qualified in its entirety by reference to the complete terms and conditions of the Executive Severance Plan, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Change of Control Severance Pay Plan

On November 15, 2018, the Committee approved the adoption of the Brighthouse Services, LLC Change of Control Severance Pay Plan (the “COC Severance Plan”), effective as of November 19, 2018, to provide severance benefits to Participants whose employment is terminated in a Qualified Termination in connection with a “Change of Control.” Capitalized terms used but not defined in this “Change of Control Severance Pay Plan” section are defined in the COC Severance Plan, which is filed as Exhibit 10.2 hereto. Severance benefits include (i) a lump sum cash payment equal to two times the Participant’s Annual Compensation, (ii) a prorated target annual cash bonus for the year of termination, (iii) any unpaid annual bonus for the year preceding the termination, (iv) a lump sum cash payment equal to the amount of COBRA continuation premiums for 24 months after the termination date, and (v) outplacement benefits.

The eligibility for severance benefits under the COC Severance Plan is conditioned upon the Participant’s timely execution of a separation agreement, waiver and general release of all claims against the Company, its subsidiaries, and its affiliated entities and persons. In consideration of the severance benefits, the Participant must also abide by certain covenants with respect to the Company, Brighthouse Services, LLC and their affiliates set forth in an Agreement to Protect Corporate Property and the COC Severance Plan, including restrictions on the disclosure of confidential information, disparagement, interference or competition, solicitation or hiring of Brighthouse Services, LLC’s or its affiliates’ employees, and solicitation of customers. If a Participant violates a restrictive covenant, the Participant will not be entitled to any further payments or benefits and must repay the value of any severance benefits received under the COC Severance Plan.

Participants are not entitled to receive any excise tax gross-up under the COC Severance Plan. Rather, if any payments and benefits (i) constitute “parachute payments” within the meaning of Section 280G of the Code (“280G Payments”) and (ii) would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the 280G Payments will be either: (a) delivered in full or (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to such excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

The foregoing description is a summary of the COC Severance Plan and is qualified in its entirety by reference to the complete terms and conditions of the COC Severance Plan, which is filed as Exhibit 10.2 hereto, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1#	Brighthouse Services, LLC Executive Severance Pay Plan, effective as of November 19, 2018.
10.2#	Brighthouse Services, LLC Change of Control Severance Pay Plan, effective as of November 19, 2018.
99.1	News Release of Brighthouse Financial, Inc., dated November 16, 2018, announcing appointment of new directors.
# Denotes management contracts or compensation plans or arrangements.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:		/s/ D. Burt Arrington
	Name:	D. Burt Arrington
	Title:	Corporate Secretary
Date: November 16, 2018